                                                                   EXHIBIT 99.2


                              COMPANY NEWS RELEASE


                             FOR IMMEDIATE RELEASE


IMPORTANT NOTE: ProxyMed's fourth quarter 2001 results live teleconference call is accessible by calling 1-800-530-8983 beginning at 10:00 a.m. Eastern Standard Time on Thursday, February 14, 2002 and will be simultaneously broadcast on the Internet at www.proxymed.com. Replays of the teleconference call will be available at www.proxymed.com after 1:00 p.m. EST on February 14th.


CONTACT:
JUDSON E. SCHMID
CHIEF FINANCIAL OFFICER
(954) 473-1001, EXT. 353
INVESTORRELATIONS@PROXYMED.COM



                      PROXYMED ANNOUNCES FINANCIAL RESULTS
                      FOR FOURTH QUARTER AND YEAR END 2001
             - RECORD ANNUAL REVENUE OF $43.2 MILLION AND EBITDA,
                        AS ADJUSTED, OF $2.46 MILLION -


         FT. LAUDERDALE, FL (Business Wire) February 13, 2002 - ProxyMed, Inc. (Nasdaq: PILL), a leading provider of healthcare transaction processing services, today reported operating results for its fourth quarter and year ended December 31, 2001.

         ProxyMed reported record revenues for the fourth quarter of 2001 of $12.8 million, an increase of 47%, compared to revenues of $8.7 million for the same period of 2000. For the year ended December 31, 2001, revenues were $43.2 million, an increase of 29%, over revenues of $33.4 million for the prior year.

         For the quarter, the Company's profit before interest, taxes, depreciation and amortization, excluding impairment and restructuring charges, (EBITDA) was $0.9 million, compared to an EBITDA loss of ($0.6 million) for the fourth quarter of 2000. For the year ended December 31, 2001, the Company reported an EBITDA profit of $1.6 million compared to an EBITDA loss of ($5.9 million) for the prior year.

         Additionally, for the 2001 year, the Company is reporting $2.46 million in EBITDA profit, as adjusted, after adding back to reported EBITDA approximately $0.9 million in certain separation pay, software licensing charges, and non-cash compensatory option expenses incurred primarily in the early part of the year.

         For the fourth quarter of 2001, net loss applicable to common shareholders and net loss per share from continuing operations were $4.7 million and $1.44, compared to a net loss of $12.4 million and net loss per share of $9.05 for the fourth quarter of 2000. Weighted average shares outstanding for the quarters ended December 31, 2001 and 2000 were 3,286,149 and 1,371,635 respectively.

         For the year ended December 31, 2001, net loss applicable to common shareholders and net loss per share from continuing operations were $19.1 million and $8.81, respectively, compared to a net loss of $48.1 million and net loss per share of $36.84 for the year ended December 31, 2000. Weighted average shares outstanding for the year ended December 31, 2001 and 2000 were 2,162,352 and 1,304,342, respectively.

         "We are extremely pleased with our record revenues and EBITDA for the year as evidence of a true turnaround. With these accomplishments and the completion of our multi-stage capital structure clean-up, we start 2002 in our best financial position ever. We can now focus on accelerating our core growth and on delivering quality earnings to our shareholders through expanding EBITDA margins," said Judson E. Schmid, ProxyMed's chief financial officer.

         Fourth quarter operating highlights include:

         CORPORATE  - CAPITAL STRUCTURE IMPROVEMENTS

         - Converted almost 99% of the outstanding Series C Preferred Stock into common shares (83% was converted through December 31, 2001) pursuant to a Conversion Offer. A non-cash, deemed dividend charge of $3.4 million for the 83% of shares converted in 2001 is reflected in the loss applicable to common shareholders.

         - Raised $8 million through the private placement of 483,414 shares of common stock to nine U.S. and Canadian institutional and accredited investors.

         - Created a simplified capital structure after completion of Conversion Offer (as of February 11, 2002):


                                                                Number of
                                                                  Common
                                                                  Shares
                                                                ---------

         Common shares outstanding                               5,141,200
         Preferred stock                                            20,000
         Stock options                                             842,400
         Warrants                                                  189,000
                                                                 ---------
              Total                                              6,192,600
                                                                 =========


         ELECTRONIC HEALTHCARE TRANSACTION PROCESSING

         - Processed a record setting 26.5 million financial and clinical transactions through ProxyNet(R), ProxyMed's secure, proprietary, national healthcare information network, representing an increase of 72% over the same quarter last year. For all of 2001, ProxyMed processed 88.0 million transactions, representing a 48% increase over 2000.

         - Signed over 500 physician offices in less than 60 days in connection with our EDS partnership.

         -        Added 6 new payers and 17 strategic partners.

         - Expanded ProxyNet's pharmacy connectivity through an alliance with eRx Network. ProxyNet now has the ability to reach pharmacies that dispense one-third of all prescriptions being filled annually in this country.

         LABORATORY COMMUNICATION SOLUTIONS

         - Grew sales of laboratory results reporting devices 32% over the same quarter last year.

         - Began marketing a next generation clinical lab product, ProxyLab, which enables physician offices to send lab orders and receive lab results through a flexible thick or thin architecture .

         - Introduced a new service offering, FleetWatch, for our lab customers.

         Michael K. Hoover, ProxyMed's chairman and chief executive officer said, "I want to thank our dedicated associates and management team for delivering these outstanding results throughout 2001. Looking ahead, I believe that ProxyMed will become the leading provider of physician connectivity through the introduction of new transaction services, our focused efforts on cross-selling our existing physicians, and the completion of key strategic acquisitions."

ABOUT PROXYMED - WHERE HEALTHCARE CONNECTS(TM)

ProxyMed solves the business problems of physician offices every day by automating their financial, administrative and clinical transactions with healthcare institutions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other healthcare providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories. ProxyMed exceeds customer expectations through our expertise, proven methodologies and dedication to service excellence.

Note: This press release contains forward-looking statements that reflect our current assumptions and expectations regarding future events. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to the soundness of our business strategies relative to the perceived market opportunities; our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; our ability to compete effectively on price and support services; our assessment of the healthcare industry's need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in our filings with the Securities and Exchange Commission, which we strongly urge you to read. We expressly disclaim any intent or obligation to update any forward-looking statements. When used, the words "believes," "estimated," "expects," "anticipates," "may" and similar expressions are intended to identify forward-looking statements.

More information on ProxyMed is available on its home page at http://www.proxymed.com.

                        PROXYMED, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                           Three Months Ended December 31,        Year Ended Ended December 31,
                                                           -------------------------------       -------------------------------
                                                              2001               2000                2001               2000
                                                           ------------       ------------       ------------       ------------

Revenues                                                   $ 12,773,200       $  8,665,600       $ 43,230,300       $ 33,441,100
                                                           ------------       ------------       ------------       ------------

Costs and expenses:
     Cost of sales                                            6,497,300          3,104,600         20,408,000         12,249,000
     Selling, general and administrative expenses             5,345,800          6,185,400         21,266,900         27,097,200
     Restructuring charge                                            --            (85,000)                --          1,330,000
     Write-off of impared assets                                 91,100          2,850,100             91,100          2,850,100
     Operating depreciation and amortization (1)                462,500            842,100          1,766,700          2,991,100
                                                           ------------       ------------       ------------       ------------
        Total operating costs and expenses (1)               12,396,700         12,897,200         43,532,700         46,517,400
                                                           ------------       ------------       ------------       ------------

        Operating income (loss), as adjusted (1)                376,500         (4,231,600)          (302,400)       (13,076,300)

Acquisition-related amortization charges                       (991,900)        (2,582,300)        (6,409,700)       (10,383,800)
Litigation settlement and other, net                             39,800            (22,000)            39,800            666,600
Interest income (expense), net                                 (105,300)           132,600           (125,600)        (4,133,000)
                                                           ------------       ------------       ------------       ------------

        Net loss from continuing operations                    (680,900)        (6,703,300)        (6,797,900)       (26,926,500)

Discontinued operations:
     Loss from discontinued operations                               --                 --                 --           (303,900)
     Gain on sales of discontinued operations                        --             34,200                 --            545,300
                                                           ------------       ------------       ------------       ------------
                                                                     --             34,200                 --            241,400
                                                           ------------       ------------       ------------       ------------

        Net loss                                               (680,900)        (6,669,100)        (6,797,900)       (26,685,100)

Deemed dividends and other charges                            4,042,600          5,738,400         12,262,000         21,366,600
                                                           ------------       ------------       ------------       ------------

        Net loss applicable to common shareholders         $ (4,723,500)      $(12,407,500)      $(19,059,900)      $(48,051,700)
                                                           ============       ============       ============       ============

Basic and diluted income (loss) per share:
        From continuing operations                         $      (1.44)      $      (9.07)      $      (8.81)      $     (37.03)
        From discontinued operations                                 --               0.02                 --               0.19
                                                           ------------       ------------       ------------       ------------
                                                           $      (1.44)      $      (9.05)      $      (8.81)      $     (36.84)
                                                           ============       ============       ============       ============

Basic and diluted weighted average shares outstanding         3,286,149          1,371,635          2,162,352          1,304,342
                                                           ============       ============       ============       ============

EBITDA (2)                                                 $    930,100       $   (624,400)      $  1,555,400       $ (5,905,100)
                                                           ============       ============       ============       ============

(1)      Excludes acquisition-related amortization charges

(2)      Excludes restructuring and impairment charges

                        PROXYMED, INC. AND SUBSIDIARIES
                        SEGMENT INFORMATION (UNAUDITED)


                                                       Three Months Ended December 31,            Year Ended December 31,
                                                       -------------------------------       -------------------------------
                                                           2001               2000               2001               2000
                                                       ------------       ------------       ------------       ------------

Revenues:
     Electronic healthcare transaction processing      $  5,404,800       $  3,007,700       $ 16,938,400       $ 10,103,400
     Laboratory communication solutions                   7,368,400          5,658,000         26,291,900         23,337,700
                                                       ------------       ------------       ------------       ------------
                                                       $ 12,773,200       $  8,665,700       $ 43,230,300       $ 33,441,100
                                                       ============       ============       ============       ============

Operating income (loss):(1)
     Electronic healthcare transaction processing      $   (650,300)      $ (6,246,200)      $ (6,858,700)      $(18,949,800)
     Laboratory communication solutions                     785,600            843,100          3,685,900          3,724,200
     Corporate and consolidating                           (750,700)        (1,495,800)        (3,539,300)        (6,904,500)
     Restructuring charges                                       --             85,000                 --         (1,330,000)
                                                       ------------       ------------       ------------       ------------
                                                       $   (615,400)      $ (6,813,900)      $ (6,712,100)      $(23,460,100)
                                                       ============       ============       ============       ============

(1)      Includes impairment and acquisition-related amortization charges


                        PROXYMED, INC. AND SUBSIDIARIES
                            BALANCE SHEET HIGHLIGHTS
                         DECEMBER 31, 2001 (UNAUDITED)


                 Cash and cash equivalents                  $12,601,000
                 Total assets                               $35,881,500
                 Total liabilities                          $13,009,000
                 Total stockholders' equity                 $22,872,500